UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2004

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0–30235	04–3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way
P.O.  Box 511
South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837–7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a12)

☐  Precommencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐  Precommencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2004, Exelixis, Inc. issued a press release announcing financial results for the quarter ended September 30, 2004. A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Exelixis, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including the exhibit hereto, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished by Regulation FD or that the information or exhibit in this report contains material information that is not otherwise publicly available.

Use of Non-GAAP Financial Information

Exelixis provides certain historical net loss and future operating expense information in the press release to illustrate the company’s results from operations excluding acquired inprocess research and development, restructuring charges, gain from insurance settlement and certain noncash charges, including (a) stockbased compensation expense and (b) amortization of purchased intangibles related to business combinations.  Exelixis’ management believes the non-GAAP results are a useful measure of the company’s results from continuing operations, excluding the noncash charges, which, in management’s view, are not necessarily reflective of or directly attributable to operations.  These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits.

Exhibit 99.1	Press release issued November 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 8, 2004

Exelixis, Inc.

/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary

EXHIBIT LIST

Exhibit No.	Description

99.1	Press release issued November 8, 2004.